Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

Greenwich Street Series Fund:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated February 18, 2005, on the statements of assets and liabilities, including the schedules of investments, of Salomon Brothers Variable Money Market Fund and Salomon Brothers Variable International Equity Fund (“Funds”) of Greenwich Street Series Fund as of December 31, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

KPMG LLP

New York, New York

April 28, 2005

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of

Travelers Series Fund Inc.:

We consent to the incorporation by reference, in this Registration Statement on Form N-14, of our report dated December 17, 2004, on the statements of assets and liabilities, including the schedules of investments, of Smith Barney International All Cap Growth Portfolio and Smith Barney Money Market Portfolio (“Funds”) of Travelers Series Fund Inc. as of October 31, 2004, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

KPMG LLP

New York, New York

April 28, 2005